EXHIBIT 99.23(p)

                                 CODE OF ETHICS

                         HERITAGE ASSET MANAGEMENT, INC.
                     HERITAGE FAMILY OF INVESTMENT COMPANIES

I.      INTRODUCTION
        ------------

        This Code of Ethics has been adopted by Heritage Asset Management, Inc. ("Heritage") and each of the Heritage Funds listed in Appendix 1 in compliance with Rule 17j-1 under the Investment Company Act of 1940, as amended. Capitalized terms used in this Code are defined in Appendix 2. All Appendices referred to herein are attached to and are a part of this Code.

        This Code is based on the principle that the trustees, directors, officers and employees of Heritage and the Heritage Funds have a fiduciary duty to place the interests of Advisory Clients ahead of their own interests and to avoid activities, interests and relationships that might interfere with making decisions in the best interests of Advisory Clients. As fiduciaries, each Access Person must at all times:

        1. PLACE THE INTERESTS OF ADVISORY CLIENTS FIRST. In other words, you must scrupulously avoid serving your own personal interests ahead of Advisory Clients.

        2. CONDUCT ALL PERSONAL SECURITIES TRANSACTIONS IN FULL COMPLIANCE WITH THIS CODE, INCLUDING BOTH THE PRE-CLEARANCE AND REPORTING REQUIREMENTS, and avoid any actual or potential conflicts of interest.

        3. AVOID TAKING INAPPROPRIATE ADVANTAGE OF YOUR POSITION. For example, your receipt of investment opportunities, perquisites, or gifts from persons seeking business with Advisory Clients could call into question the exercise of your independent judgment.

        Doubtful situations should be resolved in favor of Advisory Clients because technical compliance with the Code's procedures will not automatically insulate from scrutiny activities that indicate an abuse of your fiduciary duties.

        In most instances, the Code establishes similar reporting standards for each person subject to the Code unless otherwise specifically noted. However, somewhat stricter restrictions on certain activities and/or transactions apply to INVESTMENT PERSONNEL and PORTFOLIO MANAGERS due to their more direct involvement and greater influence on portfolio trading activities of Advisory Clients.

II.     APPLICATION OF THE CODE OF ETHICS TO ACCESS PERSONS
        ---------------------------------------------------

        A.     GENERAL REQUIREMENT
               -------------------

        Except as set forth in Sections II-B and II-C below, each Access Person must comply with each requirement of the Code.

        B.     INDEPENDENT FUND TRUSTEES
               -------------------------

        Notwithstanding   the  definition  of  Access  Persons,   the  following
provisions of the Code do not apply to Independent Fund Trustees and their Immediate Families.

        1.     pre-clearance of trades (Sections III-A, C)
        2.     certain prohibited transactions (Section III-D)
        3.     certain reporting requirements (Sections IV-A, C);
        4.     restrictions  on acceptance and giving of gifts  (Section  VIII);
               and
        5. restrictions on serving as a director of a publicly-traded company (Section XI).

        C.     DIRECTORS OF HERITAGE AND OFFICERS OF THE HERITAGE FUNDS
               --------------------------------------------------------

        Notwithstanding the definition of Access Persons, the following provisions of the Code do not apply to Directors of Heritage and officers of the Heritage Funds who are not employees of Heritage and the Immediate Families of such persons:

        1.     pre-clearance of trades (Sections III-A, C)
        2.     certain prohibited transactions (Section III-D)
        3.     acceptance and giving of gifts (Section VIII)
        4. restrictions on serving as a director of a publicly-traded company (Section XI)

        D.     INTERESTED FUND TRUSTEES OF THE HERITAGE FUNDS
               ----------------------------------------------

        Notwithstanding   the  definition  of  Access  Persons,   the  following
provisions of the Code do not apply to Interested Fund Trustees of the Heritage Funds and the Immediate Families of such persons:

        1.     pre-clearance of trades (Sections III-A, C)


III.    PRE-CLEARANCE REQUIREMENTS AND PROHIBITED TRANSACTIONS
        ------------------------------------------------------

        A.     GENERAL REQUIREMENT
               -------------------

        Except for the transactions set forth in Section III-B, all Securities Transactions by Access Persons in an Access Person Account must be pre-cleared with the Pre-Clearance Officer. This provision does not apply to those Access Persons identified in Sections II-B, II-C and II-D above, as well as non-employee officers of Heritage.

        B.     TRANSACTIONS EXEMPT FROM PRE-CLEARANCE
               --------------------------------------

        The following Securities Transactions in an Access Person Account are exempt from the pre-clearance requirements set forth in Section III-A of this
Code:

        1. Securities Transactions in which neither the Access Person nor any Immediate Family Member knows of the transaction before it is completed (such as discretionary trades made by a fiduciary in which the Access Person or Immediate Family Member is not consulted or advised of the trade before it is executed).

        2. Securities Transactions for accounts of spouses of all Access Persons, other than spouses of Portfolio Mangers and Investment Personnel; provided however, that the applicable Access Person is not listed as a party to his or her spouse's trading account.

        3. Any purchase or sale of Securities of any issuer with a market capitalization in excess of $10 billion.

        4. Any acquisition of Securities through stock dividends, dividend reinvestments, stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities.

        5. Any acquisition of Securities through the exercise of rights issued by an issuer PRO RATA to all holders of a class of its Securities, to the extent the rights were acquired in the issue.

        6. Any transaction involving: bankers' acceptances; bank certificates of deposit; commercial paper; high quality short-term debt (including repurchase agreements); commodity futures (including currency futures) and options thereon; interests in Securities comprising part of a broad-based, publicly traded market basket or index of stocks, approved for trading by the appropriate federal authority (for example, options on the S&P 500 Index); shares issued by open-end investment companies; Securities directly issued by the U.S. Government; Securities issued by a registered open-end investment companies (including the Heritage Funds); Raymond James
               Financial, Inc. stock purchased through a quarterly employee stock purchase plan; and other Securities as may from time to time be designated in writing by the Code of Ethics Review Committee on the ground that the risk of abuse is minimal or non-existent.

        C.     PRE-CLEARANCE REQUESTS
               ----------------------

        Prior to entering an order for a Securities Transaction in an Access Person Account, an Access Person (other than those identified in Sections II-B, II-C, and II-D above) must fill out a Trade Authorization Request Form (Appendix
4) and  submit  the  completed  form  to the  Pre-Clearance  Officer.  (Proposed

Securities Transactions for the Pre-Clearance Officer's own Access Person Account must be submitted to the President of Heritage.) The Trade Authorization Request Form requires Access Persons to provide certain information and to make certain representations. After receiving the completed Trade Authorization Request Form, the Pre-Clearance Officer will review the information in the form and, as soon as practicable (generally within 24 hours), determine whether to clear the proposed Securities Transaction.

        No order for a Securities Transaction for which pre-clearance authorization is sought may be placed prior to receipt of written authorization by the Pre-Clearance Officer. The date of any authorization must be reflected on the Trade Authorization Request Form. The Pre-Clearance Officer will send one copy of the completed form to the person seeking authorization and the other copy to the appropriate compliance department.

        D.     PROHIBITED TRANSACTIONS
               -----------------------

        The following  Securities  Transactions  in an Access Person Account are
prohibited   transactions  and  will  not  be  authorized   absent   exceptional
circumstances:

        1. Any transaction by an Access Person while in possession of "INSIDE" MATERIAL NONPUBLIC INFORMATION regarding the Security or the issuer of the Security;

        2. Any acquisition by an Investment Person of an INITIAL PUBLIC OFFERING (other than a new offering of a registered open-end investment company);

        3. Any transaction by an Access Person intended to raise, lower, or maintain the price of any Security or to create A FALSE APPEARANCE OF ACTIVE TRADING; and

        4. Any transaction by an Access Person on any day during which such Access Person has knowledge that an Advisory Client HAS A PENDING "BUY" OR "SELL" ORDER in the same Security (or an Equivalent Security) until that order is executed or withdrawn, unless the Access Person provides an explanation of why the trade is necessary and provision is made for the Advisory Client trade to take precedence (in terms of price) over the Access Person Account trade. Prior to approving a trade, the Pre-Clearance Officer must determine whether there is an open order for the Security by a Fund.

        5. Any transaction by a Portfolio Manager within SEVEN CALENDAR DAYS of a purchase or sale of the same Securities (or an Equivalent Security) by any Advisory Client managed by the Portfolio Manager. For example, if an Advisory Client trades a security on day one, day eight is the first day its Portfolio Manager may trade that Security for an account in which he or she has a beneficial interest.

        6. Any purchase of a Security by an Investment Person within 60 CALENDAR DAYS of the sale of that Security (or an Equivalent Security) by that Investment Person (or Immediate Family Member), and any sale of a Security by an Investment Person within 60 CALENDAR DAYS of the purchase of the Security (or an Equivalent

               Security) by that Investment Person (or Immediate Family Member), unless the Investment Person agrees to give up all profits on the transaction to a charitable organization designated by Heritage.

        7. Any acquisition of Securities in a PRIVATE PLACEMENT by an Investment Person, unless the Compliance Officer approves such transaction after considering, among other factors, whether the investment opportunity should be reserved for an Advisory Client and whether the opportunity is being offered to an Investment Person by virtue of his or her position as an Investment Person. Investment Persons who have been authorized to acquire or have acquired securities in a private placement must disclose that investment to the Compliance Officer when they play a part in any subsequent consideration of an investment in the issuer by an Advisory Client and the decision to purchase securities of the issuer by the Advisory Client must be independently authorized by an appropriate Investment Person with no personal interest in the issuer.

        8. ANY OTHER TRANSACTION deemed by the Pre-Clearance Officer to involve a conflict of interest, possible diversion of corporate opportunity, or an appearance of impropriety.

        In some cases, the Pre-Clearance Officer may refuse to authorize a Securities Transaction for a reason that is confidential. The Pre-Clearance Officer is not required to give an explanation for refusing to authorize a Securities Transaction.

        E.     LENGTH OF TRADE AUTHORIZATION APPROVAL
               --------------------------------------

        The authorization provided by the Pre-Clearance Officer is effective, unless earlier revoked, until the earlier of (1) the close of business on the third trading day after the authorization is granted, or (2) when the Access Person learns that information in the Trade Authorization Request Form is not accurate. If a trade order is not placed within that period, a new authorization must be obtained before the Securities Transaction is placed. If a trade order has been placed but has not been executed within three trading days after authorization is granted (such as in the case of a limit order), no new authorization is necessary unless (1) the person placing the original order amends the order, or (2) the order remains outstanding for more than 30 days.

IV.     REPORTING  REQUIREMENTS  FOR ALL ACCESS PERSONS EXCEPT  INDEPENDENT FUND
        TRUSTEES
        ------------------------------------------------------------------------

        A.     INITIAL HOLDINGS REPORT
               -----------------------

        Except for the transactions set forth in Section VI below, any person who becomes an Access Person of Heritage or the Heritage Funds must submit within 10 days of becoming an Access Person an Initial Holdings Report (see Appendix 3) listing all securities that he or she holds in an Access Person Account. The Report should be forwarded to the Compliance Officer.

        B.     QUARTERLY  TRANSACTION  REPORTS  /  DUPLICATE  CONFIRMATIONS  AND
               STATEMENTS
               -----------------------------------------------------------------

        Except for the transactions set forth in Section VI below, every Access Person must arrange for the Compliance Officer to receive directly from the broker, dealer, or bank in question, duplicate copies of each confirmation and periodic statement for any Securities Transaction during the quarter in an Access Person Account. All copies must be received no later than 10 days after the end of the calendar quarter. Each confirmation or statement must disclose the following information:

        1.     the date of the transaction;
        2.     the title (and interest rate and maturity date, if applicable);
        3.     the number of shares and principal amount;
        4.     the nature of the transaction (e.g., purchase, sale);
        5.     the price of the Security; and
        6. the name of the broker, dealer or bank through which the trade was effected.

        If an Access Person is not able to arrange for duplicate confirmations and statements to be sent that contain the information required above, the Access Person promptly must submit Quarterly Transaction Reports (see Appendix
8) within 10 days after the completion of each calendar quarter to the Compliance Officer.

        Every Access Person who establishes an Access Person Account during the quarter must complete the required section pertaining to new accounts in the Quarterly Transaction Report (see Appendix 8). This Report must be submitted to the Compliance Officer within 10 days after the completion of each calendar quarter.

        C.     ANNUAL HOLDINGS REPORT
               ----------------------

        Each Access Person must submit an Annual  Holdings  Report (see Appendix
3) listing all securities in an Access Person Account. The information in the Annual Holdings Report must be current as of a date no more than 30 days before the report is submitted. The completed report should be submitted to the Compliance Officer by January 31 following the end of the calendar year.

V.      REPORTING REQUIREMENTS FOR INDEPENDENT FUND TRUSTEES

        Independent Fund Trustees (and their Immediate Families) need only report a Securities Transaction if, at the time of the transaction, such person knew or, in the ordinary course of fulfilling his or her duties as an Access Person, should have known that, during the 15-day period immediately preceding or after the date of the transaction, such security had been or was going to be purchased or sold by a Heritage Fund or that such a purchase or sale had been or was going to be considered by a Heritage Fund. Those Independent Fund Trustees who have Securities Transactions to report should refer to the procedures in
Section IV-B above.

VI.     EXEMPTIONS, DISCLAIMERS AND AVAILABILITY OF REPORTS
        ---------------------------------------------------

        A.     EXEMPTIONS FROM REPORTING REQUIREMENTS
               --------------------------------------

        1. Securities Transactions involving the following circumstances or Securities are exempt from Section IV and V reporting requirements: (1) neither the Access Person nor an Immediate Family Member had any direct or indirect influence or control over the transaction; (2) Securities directly issued by the U.S. Government; (3) bankers' acceptances; (4) bank certificates of deposit; (5) commercial paper; (6) high quality short-term debt instruments (including repurchase agreements); (7) shares issued by open-end mutual funds; and (8) other Securities as may from time to time be designated in writing by the Code of Ethics Review Committee based on a determination that the risk of abuse is minimal or non-existent.

        2. Notwithstanding the provisions of Section IV-B above, no Access Person of Heritage shall be required to make a Quarterly Transaction Report where such report would duplicate information recorded by Heritage pursuant to Rule 204-2(a) of the Investment Advisers Act of 1940.

        B.     DISCLAIMERS
               -----------

        Any report of a Securities Transaction for the benefit of a person other than the individual in whose account the transaction is placed may contain a statement that the report should not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Security to which the Report relates.

        C.     AVAILABILITY OF REPORTS
               -----------------------

        All information supplied pursuant to this Code may be available for inspection by the Trustees of the Heritage Funds, the President of Heritage, the Code of Ethics Review Committee, the Compliance Officer, the Pre-Clearance Officer, the Access Person's department manager (or designee), any party to which any investigation is referred by any of the foregoing, the Securities and Exchange Commission, any self-regulatory organization of which Heritage is a member, and any state securities commission with appropriate jurisdiction.

VII.    CONFIDENTIALITY
        ---------------

        Access Persons are prohibited from revealing information relating to the investment intentions, activities or portfolios of Advisory Clients except to persons whose responsibilities require knowledge of the information or to regulatory authorities who have appropriate jurisdiction with respect to such matters.

VIII.   GIFTS
        -----

        On occasion, because of their position with Heritage or the Heritage Funds, Investment Personnel may be offered gifts from, or may wish to give gifts to, unaffiliated persons or entities that do business with Heritage or the Heritage Funds. The solicitation, acceptance or giving of such gifts or gratuities by Investment Personnel is strictly prohibited, except for gifts of a nominal value (I.E., gifts whose reasonable value is no more than $100 a year) and customary business lunches, dinners, entertainment (E.G., sporting events), and promotional items (E.G., pens, mugs, T-shirts). If an Investment Person receives any gift that might be prohibited under this Code, that person promptly must inform the Compliance Officer.

IX.     CORPORATE OPPORTUNITIES
        -----------------------

        Access Persons may not take personal advantage of any opportunity properly belonging to the Advisory Clients. This includes, but is not limited to, acquiring Securities for one's own account that would otherwise be acquired for Advisory Clients.

X.      UNDUE INFLUENCE
        ---------------

        Access Persons may not cause or attempt to cause an Advisory Client to purchase, sell or hold any Security in a manner calculated to create any personal benefit to the Access Person.

        If an Access Person or Immediate Family Member stands to materially benefit from an investment decision for an Advisory Client that the Access Person is recommending or participating in, the Access Person must disclose that interest to persons with authority to make investment decisions or to the Compliance Officer. Based on the information given, a decision will be made as to whether to restrict the Access Person's participation in causing the Advisory Client to purchase or sell a Security in which the Access Person has an interest.

        Access Persons must disclose to those persons with authority to make investment decisions for Advisory Clients (or to the Compliance Officer if the Access Person in question is a person with authority to make investment decisions only for the Fund), any Beneficial Interest that the Access Person (or Immediate Family) has in that Security or an Equivalent Security, or in the issuer thereof, where the decision could create a material benefit to the Access Person (or Immediate Family) or the appearance of impropriety. The person to whom the Access Person reports the interest, in consultation with the Compliance

Officer, must determine whether the Access Person will be restricted in making investment decisions.

XI.     SERVICE AS A DIRECTOR
        ---------------------

        No Investment Person may serve on the board of directors of a publicly-traded company not affiliated with Heritage or the Heritage Funds absent prior written approval by the Compliance Officer. This approval rarely will be granted and, if granted, normally will require that the relevant Investment Person be isolated, through "Chinese Wall" or other procedures, from those making investment decisions related to the issuer on whose board the Investment Person sits.

XII.    CODE OF ETHICS REVIEW COMMITTEE
        -------------------------------

        The Code of Ethics Review Committee shall investigate any reported or suspected violation of the Code and, as appropriate, take such actions as are authorized by Section XII. The Committee also shall review the Code at least once a year, in light of legal and business developments and experience in implementing the Code, and will prepare an annual report to the President of Heritage and the Heritage Funds' Boards of Trustees that:

        1. summarizes existing procedures concerning personal investing and any changes in the procedures made during the past year,

        2.     identifies any Material Investigations during the past year, and

        3. identifies any recommended changes in existing restrictions or procedures based on the experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

        Members of the Committee, the Compliance Officer and the Pre-Clearance officer are set forth in Appendix 5.

XIII.   REMEDIES
        --------

        If the Code of Ethics Review Committee determines that an Access Person has violated this Code, the Committee may impose sanctions and take other actions as it deems appropriate, including a letter of censure or suspension or termination of the employment. As part of any sanction, the Committee may require the Access Person to reverse the trade(s) in question and forfeit any profit or absorb any loss derived therefrom. The Committee has sole authority to determine the remedy for any violation of the Code, including appropriate disposition of any monies forfeited pursuant to this provision. Failure to abide by a directive to reverse a trade may result in the imposition of additional sanctions.

        Whenever the Code of Ethics Review Committee determines that an Access Person has committed a violation of this Code relating to a Heritage Fund that merits remedial action, it will report to the Board of Trustees of the appropriate Heritage Fund information relating to the violation and any sanctions imposed.

XIV.    COMPLIANCE CERTIFICATION
        ------------------------

        Each current Access Person and each newly-hired Access Person shall certify that he or she has received, read and understands this Code of Ethics by executing the Acknowledgment of Receipt of Code of Ethics Form set forth as Appendix 6. At least once a year, each Access Persons will be required to certify on the Access Person Certification Form set forth as Appendix 7 that he or she has read and understands the Code, has complied with the requirements of the Code, and has reported all Securities Transactions required to be disclosed or reported pursuant to the Code.

XV.     INQUIRIES REGARDING THE CODE
        ----------------------------

        Please call the Compliance Officer if you have any questions about this Code or any other compliance-related matters.

Adopted effective as of March 1, 1995, as amended on August 7, 1995, November 18, 1996, May 12, 1998, February 14, 2000 and May 22, 2000.

                                                                      APPENDIX 1
                                                                      ----------

        This Code of Ethics has been adopted by the following investment companies:

               Heritage Cash Trust

               Heritage Capital Appreciation Trust

               Heritage Income-Growth Trust

               Heritage Income Trust

               Heritage Series Trust











March 1, 1995, as amended on February 14, 2000

                                                                      APPENDIX 2
                                                                      ----------

                                   DEFINITIONS

        "Access Person" means any trustee, director, officer or Advisory Person of Heritage and the Heritage Funds.

        "Advisory Person" means (i) any employee of Heritage and the Heritage Funds (or of any company in a control relationship with such companies) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by an Advisory Client, or whose functions relate to the making of any recommendation with respect to such purchases or sales, and (ii) any natural person in a control relationship to such companies who obtains information concerning recommendations made to an Advisory Client with respect to the purchase and sale of securities by an Advisory Client.

        "Access Person Account" means the following Securities accounts: any personal account of an Access Person; any joint or tenant-in-common account in which the Access Person has an interest or is a participant; any account for which the Access Person acts as trustee, executor, or custodian; any account over which the Access Person has investment discretion or otherwise can exercise control (other than non-related clients' accounts over which the Access Person has investment discretion), including the accounts of entities controlled directly or indirectly by the Access Person; and any other account in which the Access Person has a direct or indirect Beneficial Interest (other than such accounts over which the Access Person has no investment discretion and cannot otherwise exercise control); and any account in which an Immediate Family member has a Beneficial Interest.

        "Advisory Client" means each of the Heritage Funds in Appendix 1 and any other client to whom Heritage provides investment advice.

        "Beneficial Interest" means the opportunity to share, directly or indirectly, in any profit or loss on a transaction in Securities, including, but not limited to, all joint accounts, partnerships, and trusts.

        "Compliance Officer" means the so-designated individual at Heritage (or that person's designee if the compliance person is absent or unavailable) as set forth in Appendix 5 as amended from time to time.

        "Equivalent Security" means any Security issued by the same entity as the issuer of a security, including options, rights, warrants, preferred stock, restricted stock, bonds, and other obligations of that issuer.

        "Heritage Fund" means the Heritage investment companies listed in Appendix 1 as amended from time to time.

        "Immediate Family" of an Access Person means any of the following persons who reside in the same household as the Access Person:

               child         grandparent           son-in-law
               stepchild     spouse                daughter-in-law
               grandchild    sibling               brother-in-law
               parent        mother-in-law         sister-in-law
               stepparent    father-in-law

Immediate Family includes adoptive relationships.

        "Independent Fund Trustee" means the trustees of the Funds who are not "interested persons" of the Funds as that term is defined in the Investment Company Act of 1940, as amended.

        "Initial Public Offering" is an offering of securities registered under the Securities Act of 1933 by an issuer who immediately before the registration of such securities was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

        "Interested Fund Trustee" means the trustees of the Funds who are "interested persons" of the Funds as that term is defined in the Investment Company Act of 1940, as amended.

        "Investment Personnel" (or, singularly, "Investment Person") are (i) employees of the Heritage Funds or Heritage (or of any company in a control relationship to such companies) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of a security, or (ii) any natural person who controls a Heritage Fund or Heritage and who obtains information concerning recommendations made to an Advisory Client regarding the purchase and sale of securities by the Advisory Client. References to Investment Personnel include Portfolio Managers.

        "Heritage" means Heritage Asset Management, Inc.

        "Material Investigation" means an investigation that leads to the imposition of a significant remedial action for a violation of the Code.

        "Portfolio Manager" means those natural persons employed by Heritage or directly by the Heritage Funds who are entrusted with the direct responsibility and authority to make investment decisions affecting a Heritage Fund or other advisory client of Heritage.

        "Pre-Clearance  Officer" means the so-designated  individual at Heritage
(or  that  person's  designee  if  the   Pre-Clearance   Officer  is  absent  or
unavailable) as set forth in Appendix 5 as amended from time to time.

        "Private Placement" means a limited offering exempt from registration pursuant to Rules 504, 505 or 506 or under Section 4(2) or 4(6) of the Securities Act of 1933.

        "Security" includes stock, notes, bonds, debentures, and other evidences of indebtedness (including loan participations and assignments), limited partnership interests, investment contracts, and all derivative instruments, such as options and warrants. Security also includes futures and options on futures but, unlike other Securities, there is no requirement in the Code that such Securities be pre-cleared.

        "Securities Transaction" means a purchase or sale of Securities.

                                                                      APPENDIX 3
                                                                      ----------

                          PERSONAL SECURITIES HOLDINGS
          (use for Initial Holdings Report and Annual Holdings Report)


        In accordance with the Code of Ethics, please list all securities holdings for each of your Access Person Accounts, including accounts of your Immediate Family.

(1)     Initial or Annual Report (circle one)

(2)     Name of Access Person:

        -------------------------------------------

(3) If different than #1, name of the person in whose name the account is held:

        -------------------------------------------

(4)     Relationship of (2) to (1):

        -------------------------------------------

(5)     Account Number:                            -----------------------------


(6) For each account, attach your most recent account statement listing securities in that account. If you own securities that are not listed in an attached account statement, list them below:

     NAME OF SECURITY   QUANTITY   PRINCIPAL AMOUNT   NAME OF BROKER/DEALER/BANK
     ----------------   --------   ----------------   --------------------------

  1.

  2.

  3.

  4.

(Attach separate sheet if necessary)

        I certify that this form and the attached statements (if any) constitute all of the securities in my Access Person Accounts, including accounts of my Immediate Family.

------------------------------
Access Person Signature

------------------------------
Print Name

Dated:  ______________________

                                                                      APPENDIX 4
                                                                      ----------


        TRADE AUTHORIZATION REQUEST FOR ACCESS PERSON ACCOUNTS

(1)     Name of access person requesting authorization:

        ------------------------------------------

(2) If different than #1, name of the person in whose account the trade will occur:

        ------------------------------------------

(3)     Relationship of (2) to (1):

        ------------------------------------------

(4)     Name of security:

        ------------------------------------------

(5) Maximum # of shares or units to be purchased or sold or amount of bond:

        ------------------------------------------

(6)     Check if applicable:      Purchase           Sale
                             -----              -----

                                  Market Order       Limit Order
                             -----              -----

(7)     Do you possess material nonpublic information
        regarding the security or the issuer of the
        security?                                         ____ Yes       ____ No

(8)     To your knowledge, are the securities or
        "equivalent" securities (I.E., securities issued
        by the same issuer) held by any Advisory Client?  ____ Yes       ____ No

(9)     To your knowledge, are there any outstanding
        purchase or sell orders for this security (or
        any equivalent security) by any Advisory Client?  ____ Yes       ____ No

(10)    To your knowledge, are the securities (or
        equivalent securities) being considered for
        purchase or sale by any Advisory Client?          ____ Yes       ____ No

(11)    If you are an Investment Person, are the securities
        being acquired in an Initial Public Offering?     ____ Yes       ____ No

(12)    If you are an Investment Person, are the securities
        being acquired in a Private Placement?            ____ Yes       ____ No

(13)    If you are a Portfolio Manager, has any account
        you managed purchased or sold these securities
        (or equivalent securities) within the past seven
        calendar days or do you expect the account to
        purchase or sell these securities (or equivalent
        securities) within seven calendar days after
        your purchase or sale?                            ____ Yes       ____ No

(14)    If you are an Investment Person, have you or any
        account covered by the Code's pre-authorization
        provisions purchased or sold these securities
        (or equivalent securities) in the prior 60 days?  ____ Yes       ____ No

        I have read the currently effective Code of Ethics, and believe that the proposed trade complies fully with the requirements of the Code.



                                            -----------------------------------
                                                  Access Person Signature



                                            -----------------------------------
                                                  Print Name

Authorized:
               -------------------------------------

Date:
               -------------------------------------

                                                                      APPENDIX 5
                                                                      ----------

                                 CONTACT PERSONS

POSITION                                    INDIVIDUAL                  DESIGNEE
--------                                    ----------                  --------

PRE-CLEARANCE OFFICER

COMPLIANCE OFFICER

CODE OF ETHICS REVIEW
  COMMITTEE

Adopted effective as of February 14, 2000

                                                                      APPENDIX 6
                                                                      ----------

                   ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS

        I acknowledge that I have received the Code of Ethics (as last amended on ______ __, 2000), adopted by Heritage Asset Management, Inc. and the Heritage Family of Investment Companies and represent that I have read the Code of Ethics, understand the Code of Ethics and will comply with the Code of Ethics.




                                                  ------------------------------
                                                   Access Person Signature


                                                  ------------------------------
                                                   Print Name

Dated:
          -------------

                                                                      APPENDIX 7
                                                                      ----------

                     ANNUAL CERTIFICATION OF COMPLIANCE WITH
                               THE CODE OF ETHICS

        I certify that during the past year I have complied with all applicable provisions of the Code of Ethics (as last amended on ______ __, 2000) adopted by Heritage Asset Management, Inc. and the Heritage Family of Investment Companies, including all applicable, disclosure, pre-clearance and reporting requirements.

                                                  ------------------------------
                                                   Access Person Signature

                                                  ------------------------------
                                                   Print Name

Dated:
          --------------------

                                                                      APPENDIX 8
                                                                      ----------

                         REPORT OF SECURITY TRANSACTIONS
                   FOR QUARTER ENDED__________________________


ACCESS PERSONS OTHER THAN INDEPENDENT FUND TRUSTEES: You do not need to report transactions in 1) direct obligations of the U.S. Government, 2) bankers' acceptances, bank CDs, commercial paper, high quality short-term debt instruments, 3) shares of an open-end investment company, and 4) transactions which you had no direct or indirect influence or control.

INDEPENDENT FUND TRUSTEES: If you are an Independent Fund Trustee, then you only need to report a transaction if you, at the time of that transaction, knew or, in the ordinary course of fulfilling your official duties as a Trustee to the Heritage Funds, should have known that, during the 15-day period immediately before or after your transaction in a security,

        1)     the Funds purchased or sold such security or
        2) the Funds or their investment adviser considered purchasing or selling such security.


Disclose all securities transactions for the period covered by this Report:

------------------------ ----------- ------------ ------------ ----------- ---------- -----------------------
                                                   Price At
  Name/description of      Number      Date of       Which     Principal    Bought           Name of
       Security*           Shares    Transaction   Effected      Amount     or Sold     Broker/dealer/bank
------------------------ ----------- ------------ ------------ ----------- ---------- -----------------------

------------------------ ----------- ------------ ------------ ----------- ---------- -----------------------


------------------------ ----------- ------------ ------------ ----------- ---------- -----------------------


------------------------ ----------- ------------ ------------ ----------- ---------- -----------------------


------------------------ ----------- ------------ ------------ ----------- ---------- -----------------------


------------------------ ----------- ------------ ------------ ----------- ---------- -----------------------


------------------------ ----------- ------------ ------------ ----------- ---------- -----------------------


------------------------ ----------- ------------ ------------ ----------- ---------- -----------------------

* Please disclose the interest rate or maturity date, if applicable.

Did you establish any securities accounts during the period
covered by this Report?                                         ___ Yes  ___ No

If Yes, please complete the following:

-------------------------------------- ---------------------- ------------------
                                              Date of
        Name of Broker                    Account Opening        Account Number
-------------------------------------- ---------------------- ------------------


-------------------------------------- ---------------------- ------------------


-------------------------------------- ---------------------- ------------------


-------------------------------------- ---------------------- ------------------

____ The above is a record of every transaction in a security or account opened which I had, or in which I acquired, any direct or indirect beneficial ownership during the period indicated above.

____ I certify that the Compliance Officer has received confirmations or account statements pertaining to all transactions executed and that disclose the information required above, and notice of any accounts opened, during the period covered by this Report.

____ I have nothing to report for the period covered by this Report.


Date:                                 Signature:
       ---------------------------              ------------------------------

                                                                     APPENDIX 9
                                                                     ----------

                   INITIAL PUBLIC OFFERING / PRIVATE PLACEMENT
                                 CLEARANCE FORM
                  (for the use of the Compliance Officer only)


        The Code of Ethics for Heritage and the Heritage Funds prohibits any acquisition of securities in an initial public offering (other than shares of open-end investment companies) and private placement by any Investment Person. In cases of exceptional circumstances, however, investments in such securities may be permitted. In these instances, a record of the rationale supporting the approval of such transactions must be completed and retained for a period of 5 years after the end of the fiscal year in which approval is granted. This form should be used for such record keeping purposes.

Name of Investment Person:
                                    ---------------------------------


Date of Request:
                                    ---------------------------------


Name of IPO / Private Placement:
                                    ---------------------------------


Date of Offering:
                                    ---------------------------------


Number of Shares/Interests
                                    ---------------------------------


Price:
                                    ---------------------------------


Name of Broker/Dealer/Bank
                                    ---------------------------------


___ I have cleared the IPO / Private Placement transaction described above.

    Reasons supporting the decision to approve the above transaction:



                                    ------------------------------------
                                           Name of Compliance Officer



                                    ------------------------------------
                                           Signature of Compliance Officer



                                    ------------------------------------
                                           Date